Exhibit 17(a)



                                      PROXY

                  Prudential Global Limited Maturity Fund, Inc.
                            (Global Assets Portfolio)
                                One Seaport Plaza
                            New York, New York 10292

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints S. Jane Rose, Ellyn C. Acker and Grace C. Torres as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of capital stock of the Prudential Global Limited Maturity Fund, Inc.-Global Assets Portfolio held of record by the undersigned on November 2, 1995 at the Special Meeting of Shareholders to be held on Jaunary 12, 1996, or any adjournment thereof.

    The Board of Directors recommends a vote "FOR" the following proposal.

    1. Approval or disapproval of the Agreement and Plan of Reorganization and Liquidation

                [ ] APPROVE       [ ] DISAPPROVE      [ ] ABSTAIN

    2. In their  discretion,  the Proxies are authorized to vote upon such other
business as may properly come before the meeting.                         (over)


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(Continued from other side)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

    This proxy when executed will be voted in the manner described herein by the undersigned shareholder. If executed and no direction is made, this proxy will be voted FOR Proposal 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please  give  full  title as such.  If a
                                        corporation,   please   sign   in   full
                                        corporate  name by  president  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.

                                        Dated ____________________________, 199


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                                        Signature


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                                        Signature if held jointly